UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

900 Innovators Way
Simi Valley, California	93065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 581-2187

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2020, AeroVironment, Inc. (the “Company”) entered into a Second Amendment to Lease Agreement (the “Second Amendment”), effective May 13, 2020, with Hillside III LLC to amend the existing lease (the “Lease”) for the Company’s 900 Innovators Way (formerly Enchanted Way) facility in Simi Valley, California. The Second Amendment extended the term of the Lease until May 31, 2025 at the monthly base rent indicated in the table below:

Period	Base Monthly Rent
June 1, 2020 – May 31, 2021	$64,272
June 1, 2021 – May 31, 2022	$66,200
June 1, 2022 – May 31, 2023	$68,186
June 1, 2023 – May 31, 2024	$70,232
June 1, 2024 – May 31, 2025	$72,339

The base rent indicated in the table above will be abated by fifty percent (50%) in months 12, 13, 24 and 25 of the renewal term of the Lease. The Company also has the ability to terminate the Lease early on or after May 31, 2023 by providing 120 days’ prior notice to the landlord, subject to the Company’s meeting certain conditions specified in the Second Amendment.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such document, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended April 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: June 12, 2020	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer

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